UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

PASITHEA THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40804	85-1591963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Lincoln Road, Suite 500 Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip Code)

(786) 977-3380

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2026, at a Special Meeting of Stockholders (the “Special Meeting”) of Pasithea Therapeutics Corp. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2023 Stock Incentive Plan, as amended (the “2023 Incentive Plan”), increasing the number of shares authorized for issuance under the 2023 Incentive Plan by 11,985,779 shares to 14,000,000 shares. The Plan Amendment became effective following its approval by the Company’s stockholders.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 28, 2026, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time (the “Certificate”), with the Secretary of State of the State of Delaware to increase the number of the Company’s authorized shares of common stock, par value $0.0001 per share (“Common Stock”), from 100,000,000 shares to 500,000,000 shares. The Certificate of Amendment was approved by the Company’s stockholders at the Special Meeting and became effective upon filing.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 28, 2026, the Company held its Special Meeting. The stockholders of the Company acted upon the following proposals at the Special Meeting: (1) the adoption and approval of an amendment to the Certificate to increase the number of the Company’s authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares and to make a corresponding change to the number of authorized shares of capital stock; and (2) the approval of an amendment to the 2023 Incentive Plan to increase the maximum aggregate number of shares of Common Stock which shall be authorized for issuance thereunder by 11,985,779 shares.

Of the 23,091,062 shares of Common Stock outstanding and entitled to vote at the Special Meeting, 16,746,261 shares of Common Stock were represented in person or by proxy at the Special Meeting, thereby constituting a quorum.

The voting results on each of the proposals acted upon at the Special Meeting are set forth below:

Proposal 1 related to the adoption and approval of an amendment to the Certificate to increase the number of the Company’s authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares and to make a corresponding change to the number of authorized shares of capital stock. Proposal 1 was approved by a majority of the votes cast at the Special Meeting, based upon the following votes:

FOR	AGAINST	ABSTAIN
16,066,757	647,972	31,532

Proposal 2 related to the approval of an amendment to the 2023 Incentive Plan to increase the maximum aggregate number of shares of Common Stock which shall be authorized for issuance thereunder by 11,985,779 shares. Proposal 2 was approved by a majority of the votes cast at the Special Meeting, based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,168,126	4,550,855	5,569	4,021,711

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Pasithea Therapeutics Corp., as amended, dated January 28, 2026.

10.1	Second Amendment to Pasithea Therapeutics Corp. 2023 Stock Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASITHEA THERAPEUTICS CORP.

Dated: January 28, 2026	By:	/s/ Tiago Reis Marques
		Name:	Tiago Reis Marques
		Title:	Chief Executive Officer

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